Exhibit 99.1

Report of Independent Auditors

To the Board of Directors and Shareholders of Test Services, Inc:

We have audited the accompanying Statement of Assets Acquired and Liabilities Assumed and Statement of Revenue and Direct Expenses of Test Services, Inc, for the year ended September 30, 2007. These Statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these Statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Statement of Assets Acquired and Liabilities Assumed and Statement of Revenue and Direct Expenses are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Statement of Assets Acquired and Liabilities Assumed and Statement of Revenue and Direct Expenses. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Statement of Assets Acquired and Liabilities Assumed and Statement of Revenue and Direct Expenses. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Statement of Assets Acquired and Liabilities Assumed and Statement of Revenue and Direct Expenses were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the Current Report on Form 8-K of The Princeton Review, Inc.) as described in Note 2 and are not intended to be a complete presentation of Test Services, Inc.’s financial position or results of operations.

In our opinion, the Statement of Assets Acquired and Liabilities Assumed and Statement of Revenue and Direct Expenses referred to above present fairly, in all material respects, the assets acquired and liabilities assumed as of September 30, 2007 and revenue and direct operating expenses for the year ended September 30, 2007 as described in Note 2 in conformity with accounting principles generally accepted in the United States of America.

PricewaterhouseCoopers LLP

Denver, Colorado

May 21, 2008

Test Services, Inc.

Statement of Assets Acquired and Liabilities Assumed

September 30, 2007

(In thousands)

ASSETS ACQUIRED:
Cash and cash equivalents	$358
Accounts receivable, net of bad debt allowance of $58	618
Prepaid expenses and other current assets	47

Total current assets	1,023
Property and equipment, net	437
Other assets	91

Total assets acquired	1,551

LIABILITIES ASSUMED:
Accounts payable	76
Accrued expenses	465
Accrued payroll and related expenses	484
Deferred revenue	1,442

Total current liabilities	2,467
Deferred rent	204

Total liabilities assumed	2,671

Net liabilities assumed	$1,120

The accompanying notes are an integral part of these financial statements.

Test Services, Inc.

Statement of Revenue and Direct Expenses

Fiscal Year ended September 30, 2007

(In thousands)

Revenue	$15,372

Direct expenses:
Cost of revenue	4,642
Selling, general and administrative	6,623
Royalties and related franchise fees	2,097

Total direct expenses	13,362

Excess of revenue over direct expenses	$2,010

The accompanying notes are an integral part of these financial statements.

TEST SERVICES, INC.

NOTES TO FINANCIAL STATEMENTS

AS OF AND FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 2007

1.	DESCRIPTION OF BUSINESS AND STOCK PURCHASE AGREEMENT

Test Services, Inc. (the “Company”), a Colorado corporation, is a wholly owned subsidiary of Alta Colleges, Inc. (“Alta”). The Company holds the Colorado, Detroit, Michigan; Cleveland, Ohio; Florida, San Diego, California; Las Vegas, Nevada; Westchester County in New York State and Connecticut franchise rights for The Princeton Review, Inc. (“Princeton Review”), a college and graduate school test preparatory service. In connection with the franchise agreements, the Company must pay monthly royalty service fees and advertising fees equal to 2% and 9.5%, respectively, of gross receipts, subject to certain minimum requirements. In addition to the royalty service fees and advertising fees, the Company pays Princeton Review fees for online students on a per enrollment basis.

On March 7, 2008, Alta entered into an Agreement and Plan of Merger for TSI with Princeton Review. Under the terms of the agreement, the Company became a wholly owned subsidiary of Princeton Review, and Alta received purchase consideration consisting of $4.6 million in cash and 4,225,000 shares of common stock of Princeton Review. The common stock of Princeton Review was valued at $35.4 million based on the average trading price of the common stock during the period from two days before and through two days after the transaction was announced. The purchase price is subject to an adjustment under certain circumstances as of the first anniversary of the closing based on the value of Princeton Review common stock at that time.

2.	BASIS OF PRESENTATION

The Company operates as a division of Alta. Historically, separate financial statements have not been prepared for the Company. The accompanying Statement of Assets Acquired and Liabilities Assumed as of September 30, 2007, and the Statement of Revenue and Direct Expenses for the year ended September 30, 2007 have been prepared for the purpose of complying with Rule 3-05 of Regulation S-X of the Securities and Exchange Commission. The accompanying statements have been prepared in lieu of the audited financial statements under Generally Accepted Accounting Principles in the United States of America (“GAAP”) as Princeton Review does not believe that such GAAP financial statements can be prepared without arduous efforts and undue costs. During the reporting period, the Company has not been required to produce stand-alone financial statements under Alta or to operate as a stand-alone entity. Alta has not historically pushed down corporate-level or interdivisional expenses to the Company and cannot provide Princeton Review with any such allocation without undue cost and effort. The extent of overhead functions provided by Alta that would need to be allocated to GAAP-conformant financial statements, such as services provided by senior management, and the human resources, legal, and finance departments, would not represent useful information for investors in Princeton Review.

The accompanying Statement of Revenue and Direct Expenses include historic revenue and direct expenses of the Company. Indirect expenses and income such as interest income, interest expense and income taxes have been excluded from the accompanying Statement of Revenue and Direct Expenses as it is not practical to isolate and allocate such expenses and income to the Company. In addition, certain costs were not allocated from Alta such as costs for certain shared telecommunication services, shared facilities and certain management and shared administrative services and, as such, have been excluded from these financial statements. The accompanying Statement of Assets Acquired and Liabilities Assumed have been derived from the accounting records of the Company and Alta. These financial statements are not intended to be a complete representation of the financial position or results of the Company as a stand-alone going concern, nor are they indicative of the results to be expected from future operations of the Company. Management believes that the assumptions underlying the Statement of Assets Acquired and Liabilities Assumed and the related Statement of Revenue and Direct Expenses are reasonable and appropriate under the circumstances.

During the fiscal year ended September 30, 2007, the Company’s financing requirements were provided by Alta, and cash generated by the Company was transferred to Alta. As the Company has historically managed as a division of Alta and has not been operated as a stand-alone entity, statements of cash flows were not prepared for the Company. It is not practical to prepare historical cash flow information reflecting the Company’s operating, investing, and financing cash flows.

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates – The preparation of financial statements in conformity with accepted accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Significant accounting estimates used include estimates for uncollectible accounts receivable, impairment write downs, and amortization lives assigned to intangible assets. Actual results could differ from those estimates.

Cash and Cash Equivalents – The Company considers all highly liquid short-term investments with maturities of three months or less at time of purchase to be equivalent to cash.

Accounts Receivable and Allowance for Doubtful Accounts – The Company provides credit, in the normal course of business, to its customers. Past due balances over 90 days are reviewed individually for collectability. The Company maintains an allowance for doubtful customer accounts for estimated losses that may result from the inability of the Company’s customers to make required payments. That estimate is based on a variety of factors, including historical collection experience, current economic and market conditions, and a review of the current status of each customer’s balance.

Property, Plant and Equipment — Property, plant and equipment are recorded at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. The useful lives are three to ten years for equipment, and seven years for furniture and fixtures. Amortization of leasehold improvements is computed on a straight line basis over the shorter of the life of the asset or the lease term. In accordance with interpretation of FASB Technical Bulletin No. 88-1, Issues Relating to Accounting for Leases, the Company accounts for leasehold tenant improvement allowances as a leasehold improvement asset and deferred rent liability on the balance sheet.

Long-Lived Assets – Long-lived assets and identifiable intangibles held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. An asset is considered impaired when future undiscounted cash flows are estimated to be insufficient to recover the carrying amount. If impaired, an asset is written down to its estimated fair value. There was no impairment of long-lived assets recorded at September 30, 2007.

Revenue Recognition – Revenue is recognized in the period when persuasive evidence of an arrangement with the customer exists, services have been provided, significant obligations have been performed, and collection is reasonably assured. Revenue is recognized for tuition on a pro rata basis over the life of the related review course. Tutoring revenue is recognized as students receive tutoring services. Discounts received by customers are recognized as a reduction of revenue.

Deferred Revenue – Deferred revenue represents tuition and customer deposits, which are refundable prior to the commencement of the program. Tuition is recognized as revenue on a pro rata basis over the periods in which it is earned, generally the term of the related review course. Tutoring revenue is recognized as students receive tutoring services.

Deferred Rent – The Company recognizes rent holidays and rent escalations on a straight-line basis over the term of the lease.

Advertising and Promotion – Advertising and promotion costs are expensed as incurred. Total advertising and promotion expense was approximately $457,000 for the fiscal year ended September 30, 2007.

Fair Value of Financial Instruments – For financial instruments, including cash and cash equivalents, accounts receivable, and accounts payable, the carrying amount approximated fair value because of their short maturity.

Concentration of Risk – Financial instruments that potentially subject the Company to concentration of credit risk include cash and cash equivalents and accounts receivable arising from its normal business activities. The Company places its cash and cash equivalents with high credit quality financial institutions. Concentrations of credit risk with respect to accounts receivable are limited due to the large amount of customers comprising the payor base, and their dispersion across different states.

4.	NEW ACCOUNTING PRONOUNCEMENTS

In March 2008, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities (“SFAS No. 161”), which amends SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, and expands disclosures to include information about the fair value of derivatives, related credit risks and a company’s strategies and objectives for using derivatives. SFAS 161 is effective for fiscal periods beginning on or after November 15, 2008. The adoption of SFAS No. 161 is not expected to have a material impact on the Company’s financial statements.

In December 2007, the FASB issued SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements—an amendment of ARB No. 51, (“SFAS No. 160”). SFAS No. 160 establishes accounting and reporting standards for the non-controlling interest in a subsidiary and for the retained interest and gain or loss when a subsidiary is deconsolidated. This statement is effective for financial statements issued for fiscal years beginning on or after December 15, 2008. The adoption of SFAS No. 160 is not expected to have a material impact on the Company’s financial statements.

In December 2007, The FASB issued FAS No. 141(R), Business Combinations. SFAS 141(R) establishes principles and requirements for how an acquirer: (a) recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree; (b) recognizes and measures goodwill acquired in the business combination or a gain from a bargain purchase; and, (c) determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination. SFAS 141(R) is effective for the fiscal years beginning after December 15, 2008. The Company is currently evaluating the impact of the provisions of SFAS 141(R).

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities—Including an amendment of FASB Statement No. 115 , (“SFAS No. 159”). This standard permits entities to measure many financial instruments and certain other items at fair value. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. The Company adopted SFAS 159 for fiscal 2008; however, it did not elect to apply the fair value option to any financial instruments or other items upon adoption of SFAS 159 during the three months ended December 31, 2007. Therefore, the adoption of SFAS 159 did not impact the Company’s financial statements.

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements (“SFAS 157”). SFAS 157 defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. The FASB recently decided to postpone the effective date of SFAS 157 for other non-financial assets and liabilities for one year. SFAS 157 is effective for the Company as of October 1, 2008 for financial items and October 1, 2009 for other non-financial items. The Company anticipates that the adoption of SFAS 157 will not have a material impact on its financial statements.

5.	PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment consists of the following at September 30, 2007 (in thousands):

2007
Equipment	$391
Leasehold improvements	437
Furniture and fixtures	287

Total	1,115

Less accumulated depreciation and amortization	(678)

Total	$437

Depreciation expense for the fiscal year ended September 30, 2007 was approximately $192,000.

6.	COMMITMENTS AND CONTINGENCIES

The Company leases facilities under non-cancelable operating leases. Several of the Company’s leases have renewal options. Rent expense for the fiscal year ended September 30, 2007 was approximately $1,137,000.

Future minimum lease payments under these leases for the fiscal years ending September 30 are as follows (in thousands):

Year Ending September 30
2008	$687
2009	642
2010	509
2011	304
2012	77
Thereafter	—

Total	$2,219

Alta has pledged all of the stock of the Company and its other subsidiaries under a $42.5 million revolving line of credit with two banks. Under the terms of the credit agreement, Alta and the Company must obtain the banks’ approval prior to taking certain actions, as defined. Such actions include incurring additional indebtedness, making certain investments, transactions with related parties, paying certain dividends and redeeming certain stock. Additionally, Alta must maintain certain financial covenants. At September 30, 2007, Alta was in compliance with these covenants. In connection with the Agreement and Plan of Merger with Princeton Review in March 2008, the stock of the Company was released from this security pledge under Alta’s credit agreement.

In 2007, attorneys for two Princeton Review teachers notified the Company, Princeton Review and certain other California franchisees of Princeton Review that they intended to file a putative class action complaint in Alameda County Superior Court alleging a number of causes of action under California’s wage and hour laws and naming each of them defendants. In September 2007 the defendants, including the Company, participated in voluntary settlement negotiations and agreed to a proposed class action settlement, without admission of any liability or wrongdoing. The complaint for the case was filed with the court in October 2007, and the proposed settlement was preliminarily approved by the court in March 2008. Under the terms of the settlement, the defendants have agreed to pay a maximum amount of $920,000 to the class members and for certain fees and costs. By agreement among the defendants, the Company’s portion of the settlement is 12% of the maximum amount. The Company recorded a charge of $180,000 in the fiscal year ended September 30, 2007 for the settlement and related legal fees incurred but not paid. As of September 30, 2007, the $180,000 was included in accrued expenses. Under the Agreement and Plan of Merger with Princeton Review, Alta has agreed to pay the Company’s portion of the settlement and any legal fees and expenses of the Company through the closing date of the merger contemplated thereby.

The Company has a number of other pending legal and other claims arising out of the normal course of business. In the opinion of management, the ultimate outcome of these matters will not have a material adverse effect on the Company’s financial position or results of operations.

7.	RELATED PARTY TRANSACTIONS

In March 2008, the Company was acquired by Princeton Review. Prior to the acquisition, the Company operated as a franchisee of Princeton Review. During the year ended September 30, 2007, the Company recorded an expense of approximately $2,097,000 relating to franchise and related fees under the Company’s franchise agreements with Princeton Review.